Filed pursuant to Rule 424(b)(3)
Registration No. 333-257801

Prospectus Supplement No. 6

(to Prospectus dated July 30, 2021)

ATI Physical Therapy, Inc.

196,770,282 shares of Common Stock

Up to 9,866,657 shares of Common Stock Issuable upon Exercise of the Warrants

This prospectus supplement updates and supplements the prospectus dated July 30, 2021 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-257801). This prospectus supplement is being filed to update and supplement the information in the Prospectus and in the related prospectus supplements dated August 17, 2021, August 9, 2021, October 7, 2021, October 20, 2021 and November 17, 2021, respectively, under “Selling Securityholders” with the information contained herein.

This Prospectus and this prospectus supplement relate to: (1) the issuance by us of up to 6,899,991 shares of common stock, par value $0.0001 per share (“Common Stock”), of ATI Physical Therapy, Inc., a Delaware corporation (the “Company,” “we,” “our”) that may be issued upon exercise of the Public Warrants (the “Public Warrants”) at an exercise price of $11.50 per share, (2) the issuance by us of up to 2,966,666 shares of Common Stock issuable upon the exercise of 2,966,666 warrants (“Private Placement Warrants” and together with the Public Warrants, the “Warrants”) originally issued to the Sponsor (as such term is defined in the Prospectus under “Selected Definitions”) in a private placement, currently exercisable at a price of $11.50 per Private Placement Warrant, (3) the offer and sale, from time to time by the selling security holders identified in the Prospectus (the “Selling Securityholders”), or their permitted transferees of up to 181,770,282 shares of Common Stock currently outstanding and (4) up to 15,000,000 shares of Common Stock that may be issued in the form of Common Stock pursuant to the earnout provisions of the Merger Agreement.

Our Common Stock and our Public Warrants are listed on the New York Stock Exchange, or NYSE, under the symbol “ATIP” and “ATIPWS” respectively. On December 10, 2021, the last reported sale prices of our Common Stock was $3.62 per share and the last reported sales price of our Public Warrants was $0.40 per warrant.

This prospectus supplement updates and supplements the information in the Prospectus, including any amendments or supplements thereto, and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any subsequent amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus, including any amendments or supplements thereto, and if there is any inconsistency between the information in the Prospectus, any prior amendments or supplements thereto, and this prospectus supplement, you should rely on the information in this prospectus supplement. The information in this prospectus supplement modifies and supersedes, in part, the information in the Prospectus, including any amendments or supplements thereto. Any information in the Prospectus or any prior amendments or supplements thereto, that is modified or superseded shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this prospectus supplement. You should not assume that the information provided in this prospectus supplement, the Prospectus or any prior amendments or supplements thereto, is accurate as of any date other than their respective dates. Neither the delivery of this prospectus supplement, the Prospectus, any prior amendments or supplements thereto, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained in this prospectus supplement, the Prospectus or any prior amendments or supplements thereto, is correct as of any time after the date of that information.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 12 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities nor passed upon the accuracy or adequacy of this Prospectus Supplement No. 6. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is December 13, 2021

SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in the shares of Common Stock after the date of this prospectus other than through a public sale.

The following table sets forth, as of the date of this prospectus:

•	the name of the Selling Securityholders for whom we are registering shares of Common Stock for resale to the public,

•	the number and percentage of shares of Common Stock that the Selling Securityholders beneficially owned prior to the offering for resale of the securities under this prospectus,

•	the number and percentage of shares of Common Stock that may be offered from time to time for resale for the account of the Selling Securityholders pursuant to this prospectus, and

•

the number and percentage of shares to be beneficially owned by the Selling Securityholders after the offering of the resale securities (assuming all of the offered shares of Common Stock are sold by the Selling Securityholders).

Our registration of the shares of Common Stock does not necessarily mean that the Selling Securityholders will sell all or any of such Common Stock. A Selling Securityholder may sell all, some or none of such securities in this offering. The 9,866,657 shares of Common Stock issuable upon exercise of the Warrants (i) are not included in the “Beneficial Ownership Before the Offering” column below and (ii) are included in the “Number Beneficially Owned After Offering” column below. See “Plan of Distribution.”

	Shares of Common Stock				Warrants to Purchase Common Stock
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering(1)	Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Beneficially Owned After Offering	Percent Owned After Offering
Funds managed by Advent International Corporation(2)	116,391,635	116,391,635	—	—	—	—	—	—
Fortress Acquisition Sponsor II LLC(3)	16,025,000	16,025,000	—	—	2,966,666	2,966,666	—	—
Dakota Holdco, LLC(4)	3,038,197	3,038,197	—	—	—	—	—	—
PBCAY One Limited(5)	2,000,000	2,000,000	—	—
Funds managed by Weiss Asset Management LP(6)	3,700,000	3,700,000	—	—	—	—	—	—
Alyeska Master Fund, L.P.(7)	2,500,000	2,500,000	—	—	—	—	—	—
Entities affiliated with Monashee Investment Management LLC(8)	2,200,000	2,000,000	200,000	*	49,999	—	49,999	*
Healthcare of Ontario Pension Plan Trust Fund(9)	1,500,000	1,500,000	—	—	220,000	—	220,000	*

	Shares of Common Stock				Warrants to Purchase Common Stock
Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering(1)	Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Beneficially Owned After Offering	Percent Owned After Offering
Soroban Opportunities Master Fund LP(10)	1,500,000	1,500,000	—	—	—	—	—	—
WCH Fund I, LP(11)	1,500,000	1,500,000	—	—	—	—	—	—
Wells Fargo Asset Management(12)	1,200,000	1,200,000	—	—	—	—	—	—
Integrated Core Strategies (US) LLC (13)	1,079,278	800,000	279,278	*	184,733	—	184,733	*
Citadel Multi-Strategy Equities Master Fund Ltd. (14)	600,000	600,000	—	—	—	—	—	—
Diameter Master Fund LP (15)	600,000	600,000	—	—	—	—	—	—
Funds managed by Polar Asset Management Partners(16)	1,040,000	600,000	440,000	*	—	—	—	—
Entities affiliated with Glazer Capital, LLC(17)	600,000	600,000	—	—	—	—	—	—
Kepos Alpha Master Fund L.P. (18)	600,000	600,000	—	—	—	—	—	—
Linden Capital L.P. (19)	600,000	600,000	—	—	—	—	—	—
Funds managed by Marshall Wace, LLP(20)	500,000	500,000	—	—	—	—	—	—
Woodline Master Fund LP(21)	500,000	500,000	—	—	—	—	—	—
HBK Master Fund L.P. (22)	500,000	500,000	—	—	—	—	—	—
Jane Street Global Trading, LLC(23)	627,944	300,000	327,944	*	60,378	—	60,378	*
PEAK6 Capital Management LLC(24)	300,000	300,000	—	—	—	—	—	—
Maven Investment Partners US Limited - New York Branch(25)	100,000	100,000	—	—	—	—	—	—
Aaron Hood	25,000	25,000	—	—	—	—	—	—
Carmen Policy	25,000	25,000	—	—	—	—	—	—
Rakefet Russak-Aminoach	25,000	25,000	—	—	—	—	—	—
Sunil Gulati	25,000	25,000	—	—	—	—	—	—
Diana Chafey(26)	86,868	86,868	—	—	—	—	—	—
John L. Larsen(27)	16,143	16,143	—	—	—	—	—	—
Brent Rhodes(28)	14,781	14,781	—	—	—	—	—	—

(1)

Based on 232,149,193 shares of Common Stock comprised of (i) 207,282,536 shares of Common Stock issued and outstanding as of November 11, 2021, (ii) 9,866,657 shares of Common Stock that may be issued upon exercise of the Warrants on November 11, 2021 and (iii) 15,000,000 Earnout shares.

(2)

Represents 116,391,635 shares of Common Stock held by funds managed by Advent International Corporation (“Advent”), comprised of: (i) 64,664,697 shares indirectly owned through GPE VII GP S.À.R.L. (“Advent GP Luxembourg”), including 11,324,692 shares held by Advent International GPE VII Limited Partnership, 30,970,377 shares held by Advent International GPE VII-B Limited Partnership, 9,845,475 shares held by Advent International GPE VII-C Limited Partnership, 6,777,137 shares held by Advent International GPE VII-D Limited Partnership, 2,873,508 shares held by Advent International GPE VII-F Limited Partnership and 2,873,508 shares held by Advent International GPE VII-G Limited Partnership (collectively, the “Advent Luxembourg Funds”); (ii) 34,541,846 shares indirectly owned through GPE VII GP Limited Partnership (“Advent GP Cayman”), including 10,481,756 shares held by Advent International GPE VII-A Limited Partnership, 22,316,207 shares held by Advent International GPE VII-E Limited Partnership and 1,743,883 shares held by Advent International GPE VII-H Limited Partnership (collectively, the “Advent Cayman Funds”); (iii) 806,132 shares held by Advent Partners GPE VII – Cayman Limited Partnership; (iv) 1,063,662 shares held by Advent Partners GPE VII – B Cayman Limited Partnership; (v) 45,266 shares held by Advent Partners GPE VII – Limited Partnership; (vi) 212,875 shares held by Advent Partners GPE VII – A Cayman Limited Partnership; (vii) 107,151 shares held by Advent Partners GPE VII – A Limited Partnership; (viii) 65,045 shares held by Advent Partners GPE VII – 2014 Limited Partnership; (ix) 155,782 shares held by Advent Partners GPE VII – 2014 Cayman Limited Partnership; (x) 179,333 shares held by Advent Partners GPE VII-A 2014 Limited Partnership; (xi) 109,903 shares held by Advent Partners GPE VII-A 2014 Cayman Limited Partnership (the entities listed in (iii) through (xi) collectively, the “Advent AP Funds”); (xii) 13,878,964 shares held by GPE VII ATI Co-Investment Limited Partnership (the “Advent Co-Invest Fund”); and (xiii) 560,979 shares of held by Wilco Acquisition, LP (“Wilco Acquisition”). Excludes 15,000,000 Earnout Shares subject to vesting as described elsewhere in this prospectus. Wilco GP, Inc. (“Wilco GP”), an affiliate of Advent, is the general partner of Wilco Acquisition. Advent is the manager of Advent International GPE VII, LLC (“Advent Top GC”), which in turn is the General Partner of each of GPE VII GP Limited Partnership (“Advent GP Cayman”), the Advent AP Funds, and the Advent Co-Invest Fund. Advent Top GC is also the manager of Advent GP Luxembourg, which is the General Partner of each of the Advent Luxembourg Funds. Advent GP Cayman is the General Partner of each of the Advent Cayman Funds. The address of Advent, Advent GP Luxembourg, the Advent Luxembourg Funds, Advent GP Cayman, the Advent Cayman Funds, Advent Top GC, the Advent AP Funds and Advent Co-Invest Fund (collectively, the “Advent Related Entities”) is Prudential Tower, 800 Boylston Street, Suite 3300, Boston, MA 02199.
(3)

Represents 16,025,000 shares of Common Stock held by FAII Sponsor, including (i) 7,500,000 shares acquired in the private placement and (ii) 8,525,000 shares subject to vesting. Excludes 2,966,666 shares of Common Stock issuable upon the exercise of 2,966,666 private placement warrants held directly by FAII Sponsor. Interests in the Selling Securityholder are owned by each of FCOF V UB Investments L.P., a Cayman Islands exempted limited partnership, FTS SIP II L.P., a Jersey limited partnership, FCO MA J5 L.P., a Cayman Islands exempted limited partnership, FCO MA V UB Securities LLC, a Delaware limited liability company, Super FCO MA III L.P., a Cayman Islands exempted limited partnership, FCO MA Centre Street II (ER) LP, a Delaware limited partnership, FCO MA Centre Street II (PF) LP, a Delaware limited partnership, FCO MA Centre Street II (TR) LP, a Delaware limited partnership, FCO V LSS SubCo LP, a Delaware limited partnership, FCO MA Maple Leaf LP, a Delaware limited partnership, FCO MA MI II L.P. a Cayman Islands exempted limited partnership, Drawbridge Special Opportunities Fund LP, a Delaware limited partnership, Drawbridge Special Opportunities Fund Ltd., a Cayman Islands exempted company, DBSO TRG Fund (A) L.P., a Cayman Islands exempted limited partnership, and Fortress Vintage Securities Fund L.P., a Cayman Islands exempted limited partnership, as the members. FCOF V UB Investments L.P. is owned by Fortress Credit Opportunities Fund V (A) L.P., a Cayman Islands exempted limited partnership, Fortress Credit Opportunities Fund V (B) L.P., a Cayman Islands exempted limited partnership, Fortress Credit Opportunities Fund V (C) L.P., a Cayman Islands exempted limited partnership, Fortress Credit Opportunities Fund V (D) L.P., a Cayman Islands exempted limited partnership, Fortress Credit Opportunities Fund V (D) LP, a Delaware limited partnership, Fortress Credit Opportunities Fund V (G) L.P., a Cayman Islands exempted limited partnership (collectively, the “FCO V Funds”). FCO V Fund GP LLC, a Delaware limited partnership is the general partner of each of the FCO V Funds. Fortress Credit Opportunities V-C Advisors LLC, a Delaware limited liability company, is the investment advisor of Fortress Credit Opportunities Fund V (C) L.P. and Fortress Credit Opportunities V Advisors LLC, a Delaware limited liability company, is the investment advisor of each other FCO V Fund. The general partner of each of the FCO V Funds is FCO Fund V GP LLC. Hybrid GP Holdings (Cayman) LLC, a Cayman Islands limited liability company (“Hybrid Cayman”), is the owner of all of the issued and outstanding interests of FCO Fund V GP LLC. Hybrid GP Holdings LLC, a Delaware limited liability company (“Hybrid Holdings”), is the owner of all of the issued and outstanding interests of Hybrid GP Holdings (Cayman) LLC. Fortress Operating Entity I, a Delaware limited partnership (“FOE I”) is the owner of all of the issued and outstanding membership interests in Fortress Principal Investment Holdings

IV LLC. FIG Corp., a Delaware corporation, is the general partner of FOE I. Fortress Investment Group LLC, a Delaware limited liability company, is the holder of all of the issued and outstanding shares of FIG Corp. FCO BT GP LLC, a Delaware limited liability company, is the general partner of FTS SIP II L.P. The owner of all of the issued and outstanding interests of FCO BT GP LLC is Hybrid GP Holdings. Fortress Credit Opportunities MA Advisors LLC is the investment advisor of FTS SIP II L.P. FCO Fund V GP LLC is the general partner of FCO MA J5 L.P. FCO MA JS Advisors LLC is the investment advisor of FCO MA J5 L.P. FCO MA SUP GP III LLC is the general partner of FCO MA III Super L.P. Hybrid Cayman is the owner of all of the issued and outstanding interests of FCO MA SUP GP III LLC. FCO MA Sup Advisors LLC is the investment advisor of FCO MA SUP GP III LLC. FCO MA Centre II GP LLC, a Delaware limited liability company, is the general partner of, and FCO MA Centre II Advisors LLC, a Delaware limited liability company, is the investment advisor of, each of FCO MA Centre Street (ER) LP, FCO MA Centre Street II (PF) LP and FCO MA Centre Street II (TR) LP. Hybrid Holdings is the owner of all of the issued and outstanding interests of FCO MA Centre II GP LLC. FCO V LSS SubCo GP LLC, a Delaware limited liability company, is the general partner of FCO V LSS SUBCO LP. Hybrid Cayman is the owner of all of the issued and outstanding interests of FCO V LCC SubCo GP LLC. FCO V LSS SubCo Advisors LLC, a Delaware limited liability company, is the investment advisor of FCO V LSS SubCo GP LLC. FCO MA Maple Leaf GP LLC, a Delaware limited liability company, is the general partner of FCO MA Maple Leaf LP. Hybrid Holdings is the owner of all of the issued and outstanding interests of FCO MA Maple Leaf GP LLC. MA Maple Leaf Advisors LLC, a Delaware limited liability company, is the investment advisor of FCO MA Maple Leaf LP. FCO MA MI II GP LLC, a Delaware limited liability company, is the general partner of FCO MA MI II L.P. Hybrid Holdings is the owner of all of the issued and outstanding interests of FCO MA MI II GP LLC. Fortress Credit Opportunities MA II Advisor LLC is the investment advisor of FCO MA MI II GP LLC. Drawbridge Special Opportunities Fund GP LLC is the General Partner of Drawbridge Special Opportunities Fund LP. Fortress Principal Investment Holdings IV LLC, a Delaware limited liability company, is the managing member of Drawbridge Special Opportunities Fund GP LLC. FOE I is the owner of all of the issued and outstanding membership interests in Fortress Principal Investment Holdings IV LLC. Drawbridge Special Opportunities Intermediate Fund L.P., a Cayman islands exemption limited partnership, is the owner of all of the issued and outstanding interests of Drawbridge Special Opportunities Fund Ltd. Drawbridge Special Opportunities Offshore Fund Ltd., a Cayman Islands exempted company, is the owner of all of the issued and outstanding interests of Drawbridge Special Opportunities Intermediate Fund L.P. Drawbridge Special Opportunities Advisors is the investment advisor of each of Drawbridge Special Opportunities Offshore Fund Ltd. and Drawbridge Special Opportunities Fund LP DBSO TRG Fund (A) GP LLC, a Delaware limited liability company, is the general partner of DBSO TRG Fund (A) L.P. Hybrid Holdings is the owner of all of the issued and outstanding interests of DBSO TRG Fund (A) GP LLC. DBSO TRG Fund (A) Advisors LLC is the investment advisor of DBSO TRG Fund (A) GP LLC. Fortress Vintage Securities Fund GP LLC, a Delaware limited liability company, is the general partner of Fortress Vintage Securities Fund L.P. Hybrid Holdings is the owner of all of the issued and outstanding interests of Fortress Vintage Securities Fund GP LLC. Fortress Vintage Securities Fund Advisors LLC, a Delaware limited liability company, is the investment advisor of Fortress Vintage Securities Fund GP LLC. FCO MA V UB Securities LLC, a Delaware limited liability company, is owned by FCO MA V L.P., a Cayman Islands exemption limited partnership. The general partner of FCO MA V L.P. is FCO MA V GP LLC, a Delaware limited liability company, and the investment advisor of FCO MA V L.P. is FCO MA V Advisors LLC, a Delaware limited liability company. FIG LLC, a Delaware limited liability company, is the holder of all of the issued and outstanding interests of each of the investment advisors listed above. The Selling Securityholder holds and beneficially owns all of the Shares, and on the basis of the relationships described herein, each of the other foregoing persons may be deemed to beneficially own the shares of Common Stock held by the Selling Securityholder. As the Co-Chief Investment Officers of the fund that own the Selling Securityholder (through advisory and general partner entities) each of Peter L. Briger, Jr., Dean Dakolias, Andrew A. McKnight and Joshua Pack participates in the voting and investment decisions with respect to the shares of Common Stock held by the Selling Securityholder, but each of them disclaims beneficial ownership thereof. The address of FAII Sponsor and each of the foregoing entities is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(4)

Represents 3,038,197 shares of Common Stock held by Dakota Holdco, LLC. Dakota Holdco, LLC intends to distribute such shares of Common Stock to its members, each of which will be a permitted transferee under the A&R RRA and is named as a selling securityholder herein. Pursuant to an LLC Agreement Gregory Steil, Dylan Bates, Brent Mack and Robert McKenzie are the managers of Dakota Holdco, LLC and exercise voting and investment power with respect to the shares. Each of Messrs. Steil, Bates, Mack and McKenzie may be deemed the beneficial owner of the securities held by Dakota Holdco, LLC. Each of Messrs. Steil, Bates, Mack and McKenzie, however, disclaims beneficial ownership of the Common Stock held by Dakota Holdco, LLC other than to the extent of any pecuniary interest therein. The address of Dakota Holdco, LLC is 1433 Maple Avenue, Downers Grove, IL 60515.

(5)	The address of PBCAY One Limited is 201 The Exchange Building, DIFC, PO Box 116020, Dubai, U.A.E.
(6)

Consists of (i) 1,369,000 shares held by Brookdale Global Opportunity Fund (“BGO”) and (ii) 2,331,000 shares held by Brookdale International Partners, L.P. (“BIP”). Andrew Weiss is the Manager of WAM GP LLC, which is the general partner of Weiss Asset Management LP, the investment manager of BGO and BIP. WAM GP LLC is also the Manager of BIP GP LLC, the general partner of BIP. Mr. Weiss has voting and dispositive power with respect to the securities held by the BGO and BIP. Mr. Weiss, WAM GP LLC, Weiss Asset Management LP and BIP GP LLC each disclaim beneficial ownership of the shares held by BGO and BIP, except to the extent of their respective pecuniary interests therein. The business address of the foregoing entities is c/o Weiss Asset Management, 222 Berkeley Street, 16th Floor, Boston, MA 02116

(7)

Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (“Alyeska”), has voting and investment control of the shares of Common Stock held by Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the Common Stock held by Alyeska. The address of the foregoing individuals and entities is 77 W. Wacker, Suite 700, Chicago, Illinois 60601.

(8)

Consists of (i) 511,044 shares held by BEMAP Master Fund Ltd (“BEMAP”), (ii) 397,192 shares held by Monashee Solitario Fund LP (“Monashee Solitario”), (iii) 317,849 shares held by Monashee Pure Alpha SPV I LP (“Monashee Pure Alpha”), (iv) 88,605 shares held by SFL SPV I LP (“SFL”), (v) 74,994 shares held by Bespoke Alpha MAC MIM LP (“Bespoke Alpha”) and (vi) 610,316 shares held by DS Liquid Div RVA MON LLC (“DS Liquid”). Monashee Investment Management LLC is the investment advisor for BEMAP, Monashee Solitario, Monashee Pure Alpha, SFL, Bespoke Alpha and DS Liquid. Jeff Muller is an officer of Monashee Investment Management LLC, and may be deemed to have voting and investment power of the shares of Common Stock held by BEMAP, Monashee Solitario, Monashee Pure Alpha, SFL, Bespoke Alpha and DS Liquid. The address of the foregoing entities is c/o Monashee Investment Management, LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(9)	The address of Healthcare of Ontario Pension Plan Trust Fund is 1 York Street, Suite 1900, Toronto, Ontario M5J 0B6.
(10)

Soroban Capital GP LLC may be deemed to beneficially own the shares by virtue of its role as general partner of Soroban Opportunities Master Fund LP. Soroban Capital Partners LP may be deemed to beneficially own the shares by virtue of its role as investment manager of Soroban Opportunities Master Fund LP. Soroban Capital Partners GP LLC may be deemed to beneficially own the shares by virtue of its role as general partner of Soroban Capital Partners LP. Eric W. Mandelblatt may be deemed to beneficially own the shares by virtue of his role as Managing Partner of Soroban Capital Partners GP LLC. Each of Soroban Capital GP LLC, Soroban Capital Partners LP, Soroban Capital Partners GP LLC and Eric W. Mandelblatt disclaim beneficial ownership of the shares except to the extent of his or its pecuniary interest. The address of Soroban Opportunities Master Fund LP is c/o Soroban Capital Partners LP, 55 West 46th Street, 32nd Floor, New York, NY 10036.

(11)

Willoughby Capital Holdings, LLC is the sole owner of the general partner of the Selling Securityholder and may share dispositive and voting power over the shares held by the Selling Securityholder. The business address of the Selling Securityholder is c/o Willoughby Capital Holdings, LLC, 10 Bank St., Suite 1120, White Plains, NY 10606.

(12)

Consists of (i) 271,300 shares held by Wells Fargo Global Small Cap Fund and (ii) 928,700 shares held Wells Fargo Special Small Cap Value Fund. The address of the foregoing entities is 100 Heritage Reserve, Menomonee Falls, WI 53051.

(13)

Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen (“Mr. Englander”), currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. The foregoing should not be construed in and of itself as an admission by Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies. The address of the foregoing entities is 399 Park Avenue, New York, New York 10022.
(14)

Pursuant to a portfolio management agreement, Citadel Advisors LLC, an investment advisor registered under the U.S. Investment Advisers Act of 1940 (“CAL”), holds the voting and dispositive power with respect to the shares held by Citadel Multi-Strategy Equities Master Fund Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of CAL. Citadel GP LLC is the general partner of CAH. Kenneth Griffin (“Griffin”) is the President and Chief Executive Officer of and sole member of Citadel GP LLC. Citadel GP LLC and Mr. Griffin may be deemed to be the beneficial owners of the securities through their control of CAL and/or certain other affiliated entities. The address of Citadel Multi-Strategy Equities Master Fund Ltd. is 131 S. Dearborn Street, Chicago, IL 60603.

(15)

Reflects shares held by Diameter Master Fund LP (the “Diameter Fund”). Diameter Capital Partners LP is the investment manager of the Diameter Fund and, therefore, has investment and voting power over these shares. Scott Goodwin and Jonathan Lewinsohn, as the sole managing members of the general partner of the investment manager, make voting and investment decisions on behalf of the investment manager. As a result, the investment manager, Mr. Goodwin and Mr. Lewinsohn may be deemed to be the beneficial owners of these shares. Notwithstanding the foregoing, each of Mr. Goodwin and Mr. Lewinsohn disclaim any such beneficial ownership. The address of the Diameter Fund is 55 Hudson Yards, Suite 29B, New York, NY 10001.

(16)

Consists of (i) 250,925 shares held by Polar Multi-Strategy Master Fund and (ii) 349,075 shares of common stock held by Polar Long/Short Master Fund (collectively, the “Polar Funds”). The Polar Funds are under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as investment advisor of the Polar Funds and has control and discretion over the shares held by the Polar Funds. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Funds. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The address of the Polar Funds is c/o Polar Asset Management Partners Inc., 401 Bay Street, Suite 1900, Toronto, Ontario M5H 2Y4.

(17)

Includes (i) 159,984 shares held by Glazer Enhanced Fund, L.P., (ii) 370,794 shares held by Glazer Enhanced Offshore Fund, Ltd. and (iii) 69,222 shares held by Highmark Limited, In Respect of its Segregated Account, Highmark Multi-Strategy 2 (collectively, the “Glazer Funds”). Voting and investment power over the shares held by such entities resides with their investment manager, Glazer Capital, LLC (“Glazer Capital”). Mr. Paul J. Glazer (“Mr. Glazer”), serves as the Managing Member of Glazer Capital and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Glazer, however, disclaims any beneficial ownership of the shares held by such entities. The address of the foregoing individuals and entities is c/o Glazer Capital, LLC, 250 West 55th Street, Suite 30A, New York, NY 10019.

(18)

Kepos Capital LP is the investment manager of the Selling Securityholder and Kepos Partners LLC is the General Partner of the Selling Securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this Selling Securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the Selling Securityholder. The address of the Selling Securityholder is c/o Kepos Capital LP, 11 Times Square, 35th Floor, New York, New York 10036.

(19)

The securities directly held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P. The address of Linden Capital L.P. is c/o Linden Advisors LP, 590 Madison Ave, 15th Floor, New York, New York 10022.

(20)

Includes (i) 51,117 shares held by Marshall Wace Investment Strategies Systematic Alpha Plus Fund, (ii) 77,941 shares held by Marshall Wace Investment Strategies TOPS Fund, (iii) 126,816 shares held by Marshall Wace Investment Strategies Market Neutral TOPS Fund and (iv) 244,126 shares held by Marshall Wace Investment Strategies Eureka Fund (collectively, the “Marshall Wace Funds”). Marshall Wace, LLP, a limited liability partnership formed in England (the “Investment Manager”), is the investment manager of each of the Marshall Wace Funds. Each of the Marshall Wace Funds are sub-trusts of Marshall Wace Investment Strategies, an umbrella unit trust established in Ireland with limited liability between sub-trusts. The Investment Manager has delegated certain authority for US operations and trading to Marshall Wace North America L.P. Each of the foregoing other than the Investment Manager disclaims beneficial ownership of the securities listed above. The address of the Marshall Wace Funds and the Investment Manager, is 32 Molesworth Street, Dublin 2, Ireland.

(21)

Woodline Partners LP serves as the investment manager of Woodline Master Fund LP and may be deemed to be the beneficial owner of the shares of common stock. Woodline Master Fund LP disclaims any beneficial ownership of these shares. The address of Woodline Master Fund LP is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

(22)

HBK Investments L.P., a Delaware limited partnership, has shared voting and dispositive power over the Company’s securities pursuant to an Investment Management Agreement between HBK Investments L.P. and HBK Master Fund L.P.. HBK Investments L.P. has delegated discretion to vote and dispose of the Company’s securities to HBK Services LLC, a Delaware limited liability company. The following individuals may be deemed to have control over HBK Investments L.P. and HBK Services LLC: Jamiel A. Akhtar, David C. Haley, Jon L. Mosle III and Matthew Luth. Each of HBK Services LLC and the individuals listed above disclaim beneficial ownership of any of the securities reported herein. The address of HBK Master Fund L.P. is c/o HBK Services LLC, 2300 North Field Street, Suite 2200, Dallas, Texas 75201.

(23)

Jane Street Global Trading, LLC is a wholly owned subsidiary of Jane Street Group, LLC. Michael A. Jenkins and Robert. A. Granieri are the members of the Operating Committee of Jane Street Group, LLC and may be deemed to have voting and investment power with respect to the shares. The address of Jane Street Global Trading, LLC is 250 Vesey Street, New York, New York 10281.

(24)

Matthew Hulsizer and Jennifer Just are the managers of PEAK6 LLC, which is the managing member of PEAK6 Investments LLC, which is the sole member of PEAK6 Group, which is the member of PEAK6 Capital Management LLC. Matthew Hulsizer and Jennifer Just exercise voting and dispositive power over the shares and may be deemed to beneficially own the shares. The address of PEAK6 Capital Management LLC is 141 W. Jackson Blvd, Suite 500, Chicago, IL 60604.

(25)

Anand K. Sharma may be deemed to have investment discretion and voting power over the securities held by the Selling Securityholder. The address of Maven Investment Partners US Limited - New York Branch is 675 3rd Avenue, 15th Floor, New York, NY 10017.

(26)	Diana Chafey is a named executive officer of the Company.
(27)	John L. Larsen is a director and named executive officer of the Company.
(28)	Brent Rhodes is the Chief Accounting Officer of the Company.